Exhibit 99.1

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                               ------------


                                FORM 11-K


                              ANNUAL REPORT
                   PURSUANT TO SECTION 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1998


[_] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from __________ to __________


Commission file number: 1-4850


     A. Full title of plan and the address of the plan, if different from that of the issuer named below: Computer Sciences Corporation Matched Asset Plan

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                           2100 East Grand Avenue
                                           El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------

Description                                                              Page
-----------                                                              ----

(a) Financial Statements:

    Independent Auditors' Report ........................................  3

    Statements of Net Assets Available for Benefits
    As of December 31, 1998 and 1997 ....................................  4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1998 and 1997 ......................  5

    Notes to Financial Statements .......................................  6

(b) Exhibit:

    Independent Auditors' Consent ....................................... E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes ..................... S-1

    Schedule of Reportable Transactions ................................. S-2

INDEPENDENT AUDITORS' REPORT

Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Deloitte & Touche LLP

June 11, 1999

                       COMPUTER SCIENCES CORPORATION
                            MATCHED ASSET PLAN

                         STATEMENTS OF NET ASSETS
                         AVAILABLE  FOR BENEFITS

                                                       December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
ASSETS
Investments (Notes 2, 5, 9 and 10):
 Short-term investments                      $   10,297,485   $   14,812,841
 Long-term investments--at fair value:
  Interest in registered investment companies
   Brinson U.S. Balanced Fund                    71,679,904       84,332,245
   Mellon Enhanced Asset Fund                    77,207,126       40,159,408
   Brinson U.S. Equity Fund                     263,161,997      249,786,910
   Mellon Stock Index Funds                     179,469,818      110,042,765
  CSC Company stock                             380,378,825      238,770,004
  Employee loans (Note 6)                        21,042,106       20,422,664
 Plan interest in Master Trust                  174,961,001      142,956,868
 Guaranteed investment contracts
    -at contract value                                            15,231,349
 Cash                                               508,529
                                             --------------   --------------
 Total investments                            1,178,706,791      916,515,054

Receivables:
  Employer contribution                             293,000          452,287
  Participants' contribution                      1,565,285        3,900,688
  Accrued income                                     16,760           15,259
  Unsettled Trades                                  864,521
                                             --------------   --------------
 Total Receivables                                2,739,566        4,368,234
                                             --------------   --------------
 Total Assets                                 1,181,446,357      920,883,288
                                             --------------   --------------

LIABILITIES
 Accounts Payable                                 1,914,407        1,482,254
 Accrued Expenses                                   693,068          325,925
 Unsettled Trade Payables                         2,791,900
                                             --------------   --------------
  Total Liabilities                               5,399,375        1,808,179
                                             --------------   --------------
NET ASSETS AVAILABLE FOR BENEFITS            $1,176,046,982   $  919,075,109
                                             ==============   ==============

                     See Notes to Financial Statements

                            COMPUTER SCIENCES CORPORATION
                                 MATCHED ASSET PLAN

             STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                 Years Ended December 31
                                             -------------------------------
                                                  1998              1997
                                             --------------   --------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
    investments (Note 9)                     $  190,408,299   $   65,905,291
  Interest                                          927,110        3,031,996
  Dividends                                      19,529,963       15,217,887
  Plan interest in Master Trust investment
    income                                       11,827,691        7,283,958
                                             --------------   --------------
                                                222,693,063       91,439,132
  Less Investment Management Fees                (1,454,871)        (972,982)
                                             --------------   --------------
                                                221,238,192       90,466,150

 Contributions:
  Employee                                       98,450,484       88,006,055
  Employer                                       16,139,568       14,800,519
  Employee Rollovers                              9,782,838       18,922,266
  Transfers From Other Plans (Note 8)            13,861,524       23,324,149
                                             --------------   --------------
                                                138,234,414      145,052,989
                                             --------------   --------------
   Total Additions                              359,472,606      235,519,139
                                             --------------   --------------

DEDUCTIONS
 Distributions to Participants
    (Notes 1 and 7)                             102,500,733       70,914,853
                                             --------------   --------------
   Total Deductions                             102,500,733       70,914,853
                                             --------------   --------------
    Net Increase                                256,971,873      164,604,286

Net Assets Available for Benefits at
    Beginning of Year                           919,075,109      754,470,823
                                             --------------   --------------
NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                              $1,176,046,982   $  919,075,109
                                             ==============   ==============

                      See Notes to Financial Statements

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 1     Description of the Plan
           -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 25,005 and 18,755 participating employees at December 31, 1998 and 1997, respectively.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Employee and Company Contributions
----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the trust fund on his or her behalf, up to a maximum amount of $10,000 and $9,500 for 1998 and 1997, respectively. Any compensation deferral in excess of $10,000 and $9,500 in 1998 and 1997, respectively, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by
Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the trust fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral (except for three groups of employees: the first group is a small number of employees to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral; the second group to whom under the terms of their contract agreement the Company will contribute an amount equal to 100% of the first 7% of the participant's compensation deferral; and the third group to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 6% of the participant's compensation deferral). Matching contributions will be invested in the Company Stock Fund, which invests in the common stock of Computer Sciences Corporation.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

Each participant has a vested interest in the value of his or her Matching Contribution Account equal to twenty-five percent (25%) after completing two full years of service and increasing by twenty-five percent (25%) for each additional full year of service (except for a small number of participants who, under the terms of their contract agreement, will vest 100% after 2 years). Vesting accelerates to 100% in the event of reaching age 65 while employed by the Company or upon severance by reason of death or total and permanent disability.

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1998 and 1997 amounted to $2,186,594 and $1,410,024, respectively.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1998 and 1997 were $101,578,143 and $70,097,198, respectively.

While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1998 and 1997 totaled $922,590 and $817,655, respectively.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Company Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


last reported bid prices on that date. Investments in short-term investments are stated at cost which approximates fair value.

Valuation of Guaranteed Investment Contracts
--------------------------------------------

At December 31, 1997, the Plan held guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants. No guaranteed investment contracts were held by the plan at December 31, 1998.

Based on the treasury yield curve for similar types of investments, the fair value of the guaranteed investment contracts at December 31, 1997 was approximately $15,294,818. The average yield and average crediting interest rate was approximately 6.79% for 1997. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated July 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 and $9,500 for the 1998 and 1997 taxable years of the participant, respectively.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4     Reconciliation of Financial Statements to Form 5500
           ---------------------------------------------------

                                                      December 31,
                                            --------------------------------
                                                 1998              1997
                                            --------------    --------------
Net assets available for benefits
  per the financial statements              $1,176,046,982     $919,075,109
Amounts allocated to withdrawing
  participants                                  (8,055,721)     (11,552,858)
                                            --------------    --------------
Net assets available for benefits
  per Form 5500                             $1,167,991,261     $907,522,251
                                            ==============    ==============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                      Year ended
                                                   December 31, 1998
                                                   -----------------
Benefits paid to participants per the
  financial statements                               $102,500,733
Add:  Amounts allocated to withdrawing
  participants at December 31, 1998                     8,055,721
Less: Amounts allocated to withdrawing
  participants at December 31, 1997                   (11,552,858)
                                                    --------------
Benefits paid to participants per the Form 5500      $ 99,003,596
                                                    ==============

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 but not paid as of that date.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%. After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of any month once within a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any month once within a calendar quarter to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

Following are the investment funds available for participant contributions:

The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 89% for both years. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


The following table represents the fair value of investments for the Master
Trust.

                                                December 31,
                                      --------------------------------
                                           1998              1997
                                      --------------    --------------
Investments at fair value:
  Corporate bonds                      $118,380,288      $105,242,979
  U.S. government securities             57,684,732        46,459,080
  Other bonds                            16,164,613         6,446,213
  Short-term investments                  3,777,721         1,371,261
  Accrued income                            966,721         1,198,486
                                      --------------    --------------
                                       $196,974,075      $160,718,019
                                      ==============    ==============

Investment income for the Master Trust is as follows:

                                                December 31,
                                      --------------------------------
                                           1998              1997
                                      --------------    --------------
Investment income:
  Net appreciation (depreciation) in
    fair value of investments          $  1,731,522      $    450,257
  Interest:
    Corporate bonds                       6,710,396         4,037,722
    U.S. government securities            3,786,462         3,243,205
    Other bonds                             691,664           366,303
    Short-term investments                  365,214           485,226
                                      --------------    --------------
                                         13,285,258         8,582,713
  Less investment management fees          (227,349)         (208,306)
                                      --------------    --------------
                                       $ 13,057,909      $  8,374,407
                                      ==============    ==============

The Balanced Fund
-----------------

The Balanced Fund is co-managed by Mellon Capital Management (51% as of December 31, 1998) and Brinson Partners, Inc. (49% as of December 31, 1998). The Balanced Fund is invested in an actively managed combination of U.S. equity securities, U.S. fixed income securities and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The fund is managed by Mellon Capital Management. The objective of the fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this fund will depend upon the performance of Computer Sciences Corporation stock. The Bank of New York (the "Trustee") may purchase Company stock on national securities exchanges or elsewhere.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 591/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 6     Participant Loans
           -----------------

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1998 and 1997, net assets available for benefits included benefits of $8,055,721 and $11,552,858 respectively, due to participants who have withdrawn from participation in the Plan.

Note 8     Transfers from Other Plans
           --------------------------

During the two years ended December 31, 1998, the Plan had several transfers from other plans. The asset values of these transfers were as follows:
$7,380,010 in 1998 from APM; $2,816,617 in 1998 from BDM; $1,736,677 in 1998 from Security Life; $776,503 in 1998 from Heller; $637,478 and $15,612,395 in 1998 and 1997, respectively from Dupont Conoco; $224,931 in 1998 from Liberty; $206,213 in 1998 from Statistica; $75,615 and $8,168,573 in 1998 and
1997, respectively from CNA Employees' Saving Plan; $66,426 in 1998 from Electronic Data Systems; $53,500 in 1998 from Volpe; $5,079 and $128,350 in 1998 and 1997, respectively from Credit Services; $2,394,153 in 1997 from Bath Iron Works Corporation Tax Deferred Savings Plan; $1,371,171 in 1997 from Planmetrics, Inc. Savings and Profit Sharing Plan; and $355,773 in 1997 from SunBeam-Oster Company, Inc. 401(K) Savings and Profit Sharing Plan.

The Plan also had several transfers to other plans in 1998 and 1997 as a result of spin-offs. The asset values of these transfers were as follows:
$80,399 in 1998 to Faxnet; $33,046 in 1998 to ITDS; $3,343 and $740,644 in
1998 and 1997, respectively to Artemis Holding; $737 in 1998 to

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Planmetrics, Inc. Savings and Profit Sharing Plan; $3,270,348 in 1997 to Mutual of New York; $609,053 in 1997 to ST Research; and $86,221 in 1997 to CTI.

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                               December 31, 1998
                           --------------------------------------------------------------------------------------------
                              Fixed                     Active       Stock        Company      Employee
                              Income      Balanced      Equity       Index         Stock         Loans        Total
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Assets
 Investments
  Short-term investments   $    419,934 $  1,305,353 $  3,204,113 $  1,921,866 $  3,446,219              $   10,297,485
  Long-term investments
   At fair value
    Interest in registered
     investment companies:               148,887,030  263,161,997  179,469,818                              591,518,845
    CSC Company stock                                                           380,378,825                 380,378,825
    Employee loans                                                                          $ 21,042,106     21,042,106
    Plan interest in
     Master Trust           174,961,001                                                                     174,961,001
   Guaranteed investment
    contracts-at
    contract value                                                                                                    -
 Receivables
  Employer contribution           1,000                     1,000        1,000      290,000                     293,000
  Participants' contribution    163,697      232,000      482,000      424,000      263,045        543        1,565,285
  Accrued Income                  2,540        1,222        5,074        2,843        5,081                      16,760
  Plan to plan transfers                                                                                              -
  Interfund Transfers           621,209      (82,682)  (1,048,277)    (420,511)     930,261                           -
  Unsettled Trades                           322,520      542,001                                               864,521
  Cash                                       508,529                                                            508,529
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
  Total Assets              176,169,381  151,173,972  266,347,908  181,399,016  385,313,431   21,042,649  1,181,446,357
Liabilities
 Accounts Payable                68,028       82,191      104,103      104,440      762,078      793,567      1,914,407
 Accrued Expenses               156,741      177,790      315,243       42,800          494                     693,068
 Unsettled Trades                            829,539      542,001                 1,420,360                   2,791,900
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
  Total Liabilities             224,769    1,089,520      961,347      147,240    2,182,932      793,567      5,399,375
                           ------------ ------------ ------------ ------------ ------------ ------------ --------------
Net Assets Available
 for Benefits              $175,944,612 $150,084,452 $265,386,561 $181,251,776 $383,130,499 $ 20,249,082 $1,176,046,982
                           ============ ============ ============ ============ ============ ============ ==============

                                     17

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                 December 31, 1997
                             ------------------------------------------------------------------------------------------
                                Fixed                     Active       Stock        Company      Employee
                                Income      Balanced      Equity       Index         Stock         Loans      Total
                             ------------ ------------ ------------ ------------ ------------ ------------ -----------
Assets
 Investments
  Short-term investments     $  6,176,886 $  7,192,178 $    885,362 $    460,515 $     97,900              $ 14,812,841
  Long-term investments
   At fair value
    Interest in registered
     investment companies:                 124,491,653  249,786,910  110,042,765                            484,321,328
    CSC Company stock                                                             238,770,004               238,770,004
    Employee loans                                                                            $ 20,422,664   20,422,664
    Plan interest in
     Master Trust             142,956,868                                                                   142,956,868
   Guaranteed investment
    contracts-at
    contract value             15,231,349                                                                    15,231,349
 Receivables                                                                                                          -
  Employer contribution             3,649        2,568        6,006        3,887      436,177                   452,287
  Participants' contribution      619,957      500,627    1,155,151      779,456      845,624         (127)   3,900,688
  Accrued Income                    3,207        2,140        5,575        2,125        2,212                    15,259
  Plan to plan transfers                                                                                              -
  Interfund Transfers             480,752      (43,101)    (240,573)   2,237,379   (2,434,457)                        -
                             ------------ ------------ ------------ ------------ ------------ ------------ ------------
  Total Assets                165,472,668  132,146,065  251,598,431  113,526,127  237,717,460   20,422,537  920,883,288
Liabilities
 Accounts Payable                 324,067       74,935      155,307      136,793      809,105      (17,953)   1,482,254
 Accrued Expenses                  70,786       80,935      154,190       19,265          749                   325,925
                             ------------ ------------ ------------ ------------ ------------ ------------ ------------
  Total Liabilities               394,853      155,870      309,497      156,058      809,854      (17,953)   1,808,179
                             ------------ ------------ ------------ ------------ ------------ ------------ ------------
Net Assets Available
 for Benefits                $165,077,815 $131,990,195 $251,288,934 $113,370,069 $236,907,606 $ 20,440,490 $919,075,109
                             ============ ============ ============ ============ ============ ============ ============

                                     18

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                            Year Ended December 31, 1998
                          --------------------------------------------------------------------------------------------
                             Fixed                     Active       Stock        Company      Employee
                             Income      Balanced      Equity       Index         Stock         Loans        Total
                          ------------ ------------ ------------ ------------ ------------ ------------ ---------------
Additions to Net Assets
  Attributable to:
 Investment Income
  Net Appreciation in
   Fair Value of
   Investments                         $ 11,917,119 $ 20,288,161 $ 28,706,995 $129,496,024              $  190,408,299
  Interest                $    418,548      300,456       82,123       62,848       63,135                     927,110
  Dividend                                6,675,426    4,715,321    8,139,216                               19,529,963
  Plan interest in Master
   Trust Investment
    Income                  11,827,691                                                                      11,827,691
  Investment Mgmt/Admin.
   Fees                       (330,895)    (357,012)    (644,731)    (116,952)      (5,281)                 (1,454,871)
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
                            11,915,344   18,535,989   24,440,874   36,792,107  129,553,878                 221,238,192
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------

 Contributions:
  Employee                  14,938,449   14,327,240   31,052,917   25,066,123   21,319,413 $ (8,253,658)    98,450,484
  Employer                      81,177       56,332      135,876       90,174   15,776,009                  16,139,568
  Employee Rollovers         1,139,099    1,339,920    2,497,846    3,242,117    1,563,856                   9,782,838
  Transfers From
   Other Plans               5,624,438      948,568    2,467,909    3,691,630      846,182      282,797     13,861,524
  Interfund Transfers          317,725   (2,267,708) (18,821,620)  12,699,474    8,072,129                           -
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
                            22,100,888   14,404,352   17,332,928   44,789,518   47,577,589   (7,970,861)   138,234,414
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
   TOTAL ADDITIONS          34,016,232   32,940,341   41,773,802   81,581,625  177,131,467   (7,970,861)   359,472,606
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------

Deductions to Net Assets
   Attributable to:
 Distributions to
   Participants             23,149,435   14,846,084   27,676,175   13,699,918   30,908,574   (7,779,453)   102,500,733
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
   TOTAL DEDUCTIONS         23,149,435   14,846,084   27,676,175   13,699,918   30,908,574   (7,779,453)   102,500,733
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
    NET INCREASE            10,866,797   18,094,257   14,097,627   67,881,707  146,222,893     (191,408)   256,971,873
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------

Net Assets Available
  for Benefits:
 Beginning of Year         165,077,815  131,990,195  251,288,934  113,370,069  236,907,606   20,440,490    919,075,109
                          ------------ ------------ ------------ ------------ ------------ ------------ --------------
 End of Year              $175,944,612 $150,084,452 $265,386,561 $181,251,776 $383,130,499 $ 20,249,082 $1,176,046,982
                          ============ ============ ============ ============ ============ ============ ==============

                                     19

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                              Year Ended December 31, 1997
                            ------------------------------------------------------------------------------------------
                               Fixed                     Active       Stock        Company      Employee
                               Income      Balanced      Equity       Index         Stock         Loans        Total
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation in
   Fair Value of
   Investments              $    206,077 $ 10,812,740 $ 31,087,793 $ 18,326,612 $  5,472,069              $ 65,905,291
  Interest                     2,838,297       34,120       75,383       41,929       42,267                 3,031,996
  Dividend                                  6,101,150    4,585,948    4,530,789                             15,217,887
  Plan interest in Master
   Trust investment income     7,283,958                                                                     7,283,958
  Investment Management Fees     (70,280)    (303,570)    (551,674)     (43,349)      (4,109)                 (972,982)
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
                              10,258,052   16,644,440   35,197,450   22,855,981    5,510,227                90,466,150
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------

 Contributions
  Employee                    15,787,189   13,765,687   29,150,336   15,921,012   20,266,502 $ (6,884,671)  88,006,055
  Employer                       104,254       72,544      183,292       96,929   14,343,500                14,800,519
  Employee Rollovers           3,337,470    2,596,418    6,213,624    3,969,856    2,804,898                18,922,266
  Transfers From Other Plans  13,215,479    1,247,156    3,005,062    3,283,548     (165,934)   2,738,838   23,324,149
  Interfund Transfers        (11,683,241)  (1,195,825)   3,818,292   15,708,532   (6,647,758)                        -
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
                              20,761,151   16,485,980   42,370,606   38,979,877   30,601,208   (4,145,833) 145,052,989
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
   TOTAL ADDITIONS            31,019,203   33,130,420   77,568,056   61,835,858   36,111,435   (4,145,833) 235,519,139
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------

Deductions to Net Assets
  Attributable to:
 Distributions to
   Participants               19,506,618   10,772,788   20,503,101    8,132,543   20,265,818   (8,266,015)  70,914,853
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
   TOTAL DEDUCTIONS           19,506,618   10,772,788   20,503,101    8,132,543   20,265,818   (8,266,015)  70,914,853
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
    NET INCREASE              11,512,585   22,357,632   57,064,955   53,703,315   15,845,617    4,120,182  164,604,286
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------

Net Assets Available for
  Benefits:
 Beginning of Year           153,565,230  109,632,563  194,223,979   59,666,754  221,061,989   16,320,308  754,470,823
                            ------------ ------------ ------------ ------------ ------------ ------------ ------------
 End of Year                $165,077,815 $131,990,195 $251,288,934 $113,370,069 $236,907,606 $ 20,440,490 $919,075,109
                            ============ ============ ============ ============ ============ ============ ============

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 10    Investments 1998
           ----------------

                                 Principal
                                 Amount or                     Fair Value or
                                   Shares           Cost       Contract Value
                              ---------------   ------------   --------------
Fixed Income Fund
 Interest in Master Trust*    sh. 282,086,762   $174,339,624   $  174,961,001
 BNY Collective Short-Term
  Invst. Fund                 sh.     419,934        419,934          419,934

Balanced Fund
 Brinson Partners Inc.:
  U.S. Bond Fund*             sh.     377,098     47,231,044       49,321,216
  U.S. Stock Equity Fund      sh.      54,362     13,335,155       22,358,688
  Mellon Bank Enhanced
   Asset Fund*                sh.     718,239     72,377,700       77,207,126
  BNY Collective Short-Term
   Invst. Fund                sh.   1,305,353      1,305,353        1,305,353
 Cash                          $      508,529        508,529          508,529

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*      sh.     686,993    156,058,114      263,161,997
  U.S. Cash Management Fund   sh.           2              2                2
 BNY Collective Short-Term
   Invst. Fund                sh.   3,204,111      3,204,111        3,204,111

Stock Index Fund
 Mellon Capital:
  Mellon Capital Mgmt.
   Stock Index Fund*          sh.     451,193    118,174,427      178,136,929
  Mellon EB Daily Opening
   Stock Index Fund           sh.       4,429      1,260,964        1,332,889
  Mellon Temporary
   Investment Fund            sh.      71,688         71,688           71,688
 BNY Collective Short-Term
  Invst. Fund                 sh.   1,850,178      1,850,178        1,850,178

Company Stock Fund
 Computer Sciences
  Common Stock*               sh.   5,920,293    119,007,404      380,378,825
 BNY Collective Short-Term
  Invst. Fund                 sh.   3,446,219      3,446,219        3,446,219

Employee Loan Fund
 Participant Loans             $   21,042,106     21,042,106       21,042,106
                                                ------------   --------------
                                                $733,632,552   $1,178,706,791
                                                ============   ==============

Total Long-Term Investments                     $722,826,538   $1,167,900,777
Total Short-Term Investments                      10,806,014       10,806,014
                                                ------------   --------------
                                                $733,632,552   $1,178,706,791
                                                ============   ==============

*represents investments greater than 5% of net assets

                        COMPUTER SCIENCES CORPORATION
                             MATCHED ASSET PLAN

                        NOTES TO FINANCIAL STATEMENTS
                  For the two years ended December 31, 1998


Note 10    Investments 1997
           ----------------

                                   Principal
                                   Amount or                   Fair Value or
                                     Shares           Cost     Contract Value
                                ---------------  ------------  --------------
Fixed Income Fund
 Guaranteed Investment
  Contracts                      $   15,231,349  $ 15,231,349   $ 15,231,349
 Interest in Master Trust*      sh. 234,665,405   142,864,685    142,956,868
 BNY Collective Short-Term
  Invst. Fund                   sh.   6,176,886     6,176,886      6,176,886

Balanced Fund
 Brinson Partners Inc.:
  U.S. Bond Fund*               sh.     698,494    81,072,821     84,332,245
  U.S. Stock Only Fund*         sh.     113,806    25,472,338     40,159,408
  U.S. Cash Management Fund     sh.   6,569,237     6,569,237      6,569,237
 BNY Collective Short-Term
  Invst. Fund                   sh.     622,941       622,941        622,941

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*        sh.     719,179   152,634,615    249,786,910
  U.S. Cash Management Fund     sh.           2             2              2
 BNY Collective Short-Term
  Invst. Fund                   sh.     885,360       885,360        885,360

Stock Index Fund
 Mellon Capital:
  Mellon Capital Mgmt.
   Stock Index Fund*            sh.     350,600    76,226,631    107,371,946
  Mellon EB Daily Opening
   Stock Index Fund             sh.      11,230     2,628,795      2,670,819
  Mellon Temporary
   Investment Fund              sh.         465           465            465
 BNY Collective Short-Term
  Invst. Fund                   sh.     460,050       460,050        460,050

Company Stock Fund
 Computer Sciences
  Common Stock*                 sh.   2,859,521    96,856,806    238,770,004
 BNY Collective Short-Term
  Invst. Fund                   sh.      97,900        97,900         97,900

Employee Loan Fund
 Participant Loans               $   20,422,664    20,422,664     20,422,664
                                                 ------------   ------------
                                                 $628,223,545   $916,515,054
                                                 ============   ============

Total Long-Term Investments                      $613,410,704   $901,702,213
Total Short-Term Investments                       14,812,841     14,812,841
                                                 ------------   ------------
                                                 $628,223,545   $916,515,054
                                                 ============   ============

*represents investments greater than 5% of net assets

                                 SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Computer Sciences Corporation
                                    MATCHED ASSET PLAN



Date: June 25, 1999                 By: /s/ LEON J. LEVEL
                                        ----------------------------------
                                        Leon J. Level
                                        Chairman,
                                        Computer Sciences Corporation
                                        Retirement Plans Committee

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00755 on Form S-8 of our report dated June 11, 1999, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 1999

1998
Form 5500 Item 27(a)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
-----------------------------------------------

(a)  (b) Identity of issue,           (c) Description of investment including         (d) Cost        (e) Current Value
           borrower, lessor                 maturity date, rate of interest,
           or similar party                 collateral, par or maturity value
---  ------------------------------   -----------------------------------------       -----------     -----------------
     Mellon Capital Management Corp.  Mutual Fund - EB Daily Liquidity Enhanced       $ 72,377,700     $   77,207,126
     Brinson Trust Company, Inc.      Mutual Fund - U.S. Bond Fund                      47,231,044         49,321,216
     Brinson Trust Company, Inc.      Mutual Fund - U.S. Stock Fund                     13,335,155         22,358,688
     Brinson Trust Company, Inc.      Mutual Fund - U.S. Equity Portfolio              156,058,114        263,161,997
     Mellon Capital Management Corp.  Mutual Fund - Stock Index Fund                   118,174,427        178,136,929
     Mellon Capital Management Corp.  Mutual Fund - EB Daily Opening Stock Index Fund    1,260,964          1,332,889
 *   Computer Sciences Corporation    Common Stock                                     119,007,404        380,378,825
 *   Computer Sciences Corporation    Employee Loan Fund (8.75%-10%) (1/25/13)          21,042,106         21,042,106
     Brinson Trust Company, Inc.      U.S. Cash Management Fund                                  2                  2
     Mellon Capital Management Corp.  Mellon Temporary Investment Fund                      71,688             71,688
 *   Bank of New York                 BNY Collective Short-Term Invst. Fund             10,225,795         10,225,795
     Cash                             Cash                                                 508,529            508,529
                                                                                      ------------     --------------
Total Assets Held for Investment Purposes                                             $559,292,928     $1,003,745,790
                                                                                      ============     ==============

*represents party in interest

1998
Form 5500 Item 27(d)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

                        SCHEDULE OF REPORTABLE TRANSACTIONS
                        -----------------------------------

Single Transactions in Excess of 5%
-----------------------------------

                                                                                  (h) Current Value
(a) Identity of      (b) Description   (c) Purchase   (d) Selling   (g) Cost of       of Asset on        (i) Net Gain
    Party Involved       of Asset          Price          Price         Asset         Transaction Date       or (Loss)
------------------   ---------------   ------------   -----------   -----------   --------------------   -------------
Mellon Capital       Mutual Fund -
 Management           Mellon EB Daily
                      Liquidity
                      Enhanced
  - Purchases                          $50,000,000                  $50,000,000   $50,000,000
  - Sales                                             $54,444,145    53,899,908    54,444,145              $544,237

1998
Form 5500 Item 27(d)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

                           SCHEDULE OF REPORTABLE TRANSACTIONS
                           -----------------------------------

Series Transactions in the Aggregate in Excess of 5%
----------------------------------------------------

                                                                                  (h) Current Value
(a) Identity of      (b) Description   (c) Purchase   (d) Selling   (g) Cost of       of Asset on        (i) Net Gain
    Party Involved       of Asset          Price          Price         Asset         Transaction Date       or (Loss)
------------------   ---------------   ------------   -----------   -----------   --------------------   -------------
Brinson Trust        Mutual Fund -
 Company              U.S. Bond Fund

  - Sales                                             $ 49,094,329  $ 46,959,112  $ 49,094,329           $2,135,217

Mellon Capital       Mutual Fund -
 Management           EB Liquidity
                      Enhanced

  - Purchases                          $ 72,377,700                   72,377,700    72,377,700

Mellon Capital       Mutual Fund -
 Management           EB Enhanced Asset
                      Allocation Fund

  - Purchases                            55,431,826                   55,431,826    55,431,826

  - Sales                                               55,987,747    55,431,826    55,987,747              555,921

Bank of New York     BNY Short - Term
                      Money Market Fund

  - Purchases                           296,193,238                  296,193,238   296,193,238

  - Sales                                              294,210,580   294,210,580   294,210,580
